UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 24, 2011
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On May 24, 2011, we announced financial results for our first quarter of fiscal year 2012 ended April 30, 2011. Net service revenues were $33.3 million in the first quarter of fiscal year 2012, a decrease from the $36.2 million in the same prior year period. Net technology revenues decreased to $5.5 million in the first quarter ended April 30, 2011 compared to $7.0 million in the same prior year period. The income for the quarter was $139.0 million or $1.21 per basic and $1.04 per diluted share, compared to a net loss of $(14.2) million or $(0.13) per basic and diluted share, for the quarter ended April 30, 2010. Our results of operations for the quarter ended April 30, 2011 included litigation proceeds of $175.7 million and interest of $2.9 million received from EchoStar. We ended this quarter with approximately $351 million in cash and short-term investments, compared to approximately $255 million in cash and short-term investments in the same prior year period. The cash balance for the first quarter of fiscal year 2012 does not include $300.0 million received from EchoStar and DISH during our second fiscal quarter on May 2, 2011.
As of April 30, 2011, our total subscriptions were approximately 2.0 million. TiVo-Owned subscription gross additions were 27,000 for the quarter, compared to 33,000 in the first quarter fiscal year 2011. TiVo-Owned net subscription losses were 58,000 for the quarter ended April 30, 2011 as compared to 51,000 for the quarter ended April 30, 2010. Our monthly churn rate was (2.3)% for the quarter ended April 30, 2011 and TiVo-Owned subscriptions were approximately 1.2 million compared to 1.4 million a year ago. The installed base of MSO/Broadcasters' TiVo subscriptions was approximately 753,000 compared to approximately 1.1 million in the same prior year period.

TIVO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and share amounts)
(unaudited)

	Three Months Ended April 30,
	2011	2010
Revenues
Service revenues	$33,334	$36,244
Technology revenues	5,503	6,973
Hardware revenues	6,915	18,169
Net revenues	45,752	61,386
Cost of revenues
Cost of service revenues	8,800	10,403
Cost of technology revenues	7,020	5,021
Cost of hardware revenues	8,853	19,219
Total cost of revenues	24,673	34,643
Gross margin	21,079	26,743
Research and development	27,228	18,628
Sales and marketing	6,337	7,760
Sales and marketing, subscription acquisition costs	1,233	3,191
General and administrative	22,452	11,697
Litigation Proceeds	(175,716)	—
Total operating expenses	(118,466)	41,276
Income (loss) from operations	139,545	(14,533)
Interest income, includes $2,908 related to litigation proceeds in the three months ended April 30, 2011	3,163	369
Interest expense and other income (expense)	(2,624)	(2)
Income (loss) before income taxes	140,084	(14,166)
Provision for income taxes	(1,059)	(34)
Net income (loss)	$139,025	$(14,200)

Net income (loss) per common share
Basic	$1.21	$(0.13)
Diluted	$1.04	$(0.13)

Income (loss) for purposes of computing net income per share:
Basic	139,025	(14,200)
Diluted	140,058	(14,200)

Weighted average common and common equivalent shares:
Basic	115,245,411	111,490,152
Diluted	134,609,476	111,490,152

TIVO INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share and share amounts)
(unaudited)

	April 30, 2011	January 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$161,979	$71,221
Short-term investments	189,248	138,216
Accounts receivable, net of allowance for doubtful accounts of $500 and $275, respectively	191,794	16,011
Inventories	16,663	13,228
Deferred cost of technology revenues, current	13,359	13,760
Prepaid expenses and other, current	8,435	6,983
Total current assets	581,478	259,419
LONG-TERM ASSETS
Property and equipment, net of accumulated depreciation of $46,258 and $44,682, respectively	10,668	10,229
Purchased technology, capitalized software, and intangible assets, net of accumulated amortization of $15,768 and $15,110, respectively	6,579	6,956
Deferred cost of technology revenues, long-term	5,821	2,100
Prepaid expenses and other, long-term	4,922	1,224
Long-term investments	3,400	5,890
Total long-term assets	31,390	26,399
Total assets	$612,868	$285,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$28,185	$18,052
Accrued liabilities	30,527	30,115
Deferred revenue, current	32,471	33,792
Total current liabilities	91,183	81,959
LONG-TERM LIABILITIES
Deferred revenue, long-term	34,038	34,857
Convertible senior notes	172,500	—
Deferred rent and other long-term liabilities	284	246
Total long-term liabilities	206,822	35,103
Total liabilities	298,005	117,062
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: Authorized shares are 10,000,000; Issued and outstanding shares - none	—	—
Common stock, par value $0.001: Authorized shares are 275,000,000; Issued shares are 120,454,755 and 117,420,874, respectively and outstanding shares are 119,180,595 and 116,475,318, respectively	120	117
Treasury stock, at cost - 1,274,160 shares and 945,556 shares, respectively	(11,845)	(8,660)
Additional paid-in capital	966,705	956,947
Accumulated deficit	(640,200)	(779,225)
Accumulated other comprehensive income (loss)	83	(423)
Total stockholders’ equity	314,863	168,756
Total liabilities and stockholders’ equity	$612,868	$285,818

TIVO INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$139,025	$(14,200)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	2,234	2,221
Loss on disposal of fixed assets	—	42
Stock-based compensation expense	7,657	5,586
Amortization of discounts and premiums on investments	128	—
Non-cash loss on overallotment option	1,536	—
Utilization of trade credits	—	19
Allowance for doubtful accounts	291	32
Changes in assets and liabilities:
Accounts receivable	(176,074)	(2,719)
Inventories	(3,435)	(258)
Deferred cost of technology revenues	(3,277)	(1,450)
Prepaid expenses and other	(471)	570
Accounts payable	10,057	(567)
Accrued liabilities	412	(132)
Deferred revenue	(2,140)	(1,840)
Deferred rent and other long-term liabilities	38	24
Net cash used in operating activities	$(24,019)	$(12,672)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(120,165)	(45,775)
Sales or maturities of long-term and short-term investments	72,001	31,999
Acquisition of property and equipment	(1,939)	(1,181)
Acquisition of capitalized software and intangibles	(281)	—
Net cash used in investing activities	$(50,384)	$(14,957)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible senior notes, net	166,285	—
Proceeds from issuance of common stock related to exercise of common stock options	2,061	28,651
Treasury stock - repurchase of stock for tax withholding	(3,185)	(3,792)
Net cash provided by financing activities	$165,161	$24,859
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$90,758	$(2,770)
CASH AND CASH EQUIVALENTS:
Balance at beginning of period	71,221	70,891
Balance at end of period	$161,979	$68,121

TIVO INC.
OTHER DATA
Subscriptions	Three Months Ended April 30,
(Subscriptions in thousands)	2011	2010
TiVo-Owned Subscription Gross Additions:	27	33
Subscription Net Additions/(Losses):
TiVo-Owned	(58)	(51)
*MSOs/Broadcasters	(30)	(45)
Total Subscription Net Additions/(Losses)	(88)	(96)
Cumulative Subscriptions:
TiVo-Owned	1,208	1,414
MSOs/Broadcasters	753	1,095
Total Cumulative Subscriptions	1,961	2,509
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	57%	57%

Included in the 1,208,000 TiVo-Owned subscriptions are approximately 307,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven/Hybrid TV (Australia), Television New Zealand (TVNZ) (New Zealand), Virgin Media (United Kingdom), RCN, Suddenlink, and Comcast (under the prior agreement with Comcast) and for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. We amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that our MSOs/Broadcasters pay us are typically based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes nor be representative of how such subscription fees are calculated and paid to us by our MSOs/Broadcasters. Our MSOs/Broadcasters subscription data is based in part on reporting from our third party MSOs/Broadcasters partners.

TIVO INC.
OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2011	2010
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,238	1,437
TiVo-Owned subscription cancellations	(85)	(84)
TiVo-Owned Churn Rate per month	(2.3)%	(2.0)%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video-on-Demand services, as well as, increased price sensitivity and installation and CableCARDTM technology limitations may cause our TiVo-Owned Churn Rate per month to increase.
We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$1,233	$3,191	$6,211	$7,257
Hardware revenues	(6,915)	(18,169)	(40,364)	(60,350)
Less: MSOs/Broadcasters-related hardware revenues	2,765	5,437	12,213	19,961
Cost of hardware revenues	8,853	19,219	58,667	74,552
Less: MSOs/Broadcasters-related cost of hardware revenues	(1,795)	(4,158)	(8,933)	(17,858)
Total Acquisition Costs	4,141	5,520	27,794	23,562
TiVo-Owned Subscription Gross Additions	27	33	154	144
Subscription Acquisition Costs (SAC)	$153	$167	$180	$164

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties’ subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2011	2010
	(In thousands, except ARPU)
Total Service revenues	$33,334	$36,244
Less: MSOs/Broadcasters-related service revenues	(3,962)	(3,760)
TiVo-Owned-related service revenues	29,372	32,484
Average TiVo-Owned revenues per month	9,791	10,828
Average TiVo-Owned per month subscriptions	1,238	1,437
TiVo-Owned ARPU per month	$7.91	$7.54

	Three Months Ended April 30,
MSOs/Broadcasters Average Revenue per Subscription	2011	2010
	(In thousands, except ARPU)
Total Service revenues	$33,334	$36,244
Less: TiVo-Owned-related service revenues	(29,372)	(32,484)
MSOs/Broadcasters-related service revenues	3,962	3,760
Average MSOs/Broadcasters revenues per month	1,321	1,253
Average MSOs/Broadcasters per month subscriptions	768	1,120
MSOs/Broadcasters ARPU per month	$1.72	$1.12

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including service fees, advertising, and audience research measurement. You should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies. Furthermore, ARPU for our MSOs/Broadcasters may not be directly comparable to the service fees we may receive from these partners on a per subscription basis as the fees that our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes or be representative of how such subscription fees are calculated and paid to us by our MSOs/Broadcasters. For example, an agreement that includes contractual minimums may result in a higher than expected MSOs/Broadcasters ARPU if such fixed minimum fee is spread over a small number of subscriptions.
We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.

Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo's future business and growth strategies including TiVo's mass distribution strategy and the timing of additional television service provider distribution deals, profitability, financial guidance, and future subscription growth from these television service provider distribution deals, scope and timing of distribution of the TiVo service domestically with RCN, Suddenlink and other operators, and internationally in the UK (with Virgin Media), in Spain (with ONO), in Scandinavia (with Canal Digital) and other regions, the timing, availability, and success of TiVo's marketing and VOD access agreements with Comcast and COX, the strength and future value of TiVo's intellectual property, TiVo's intent to protect and defend its intellectual property, TiVo's expectations regarding its litigation with AT&T, Microsoft, and Verizon, including the results of the re-exam of Microsoft's patents, future TiVo products and services on the TiVo service, future standalone subscription growth and the expected financial impact of TiVo's new pricing, and TiVo's future financial and subscription growth prospects. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 24, 2011	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)